                     [LETTERHEAD OF CHADBOURNE & PARKE LLP]

                                                                     EXHIBIT 5.3


                               November 22, 1996


Palmer & Dodge LLP
One Beacon Street
Boston, Massachusetts  02108

Ladies and Gentlemen:

              In connection with the registration under the Securities Act of 1933, as amended (the "Act") of $255,000,000 aggregate principal amount of Senior Subordinated Notes due 2006 (the "Securities") of Lamar Advertising Company, a Delaware corporation (the "Company"), and the related guarantees (the "Guarantees") by certain subsidiaries of the Company (the "Subsidiary Guarantors") listed as additional registrants in the registration statement on Form S-3 under the Act filed with the Securities and Exchange Commission in connection therewith, as amended to the date hereof (the "Registration Statement"), we, as counsel to the Underwriters, have examined such corporate records, certificates and other

                                                               November 22, 1996

documents, and such questions of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Capitalized terms used herein but not otherwise defined shall have the respective meaning assigned to them in the Registration Statement.

              Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement has become effective under the Act, the Indenture relating to the Securities and the Guarantees has been duly authorized, executed and delivered by all parties thereto, the terms of the Securities and the Guarantees and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the

                                                               November 22, 1996

Company or any Subsidiary Guarantor, the Securities and Guarantees have been duly authorized by the Company and the Subsidiary Guarantors, respectively, and the Securities, with the Guarantees endorsed thereon, have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Securities and the Guarantees will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, respectively, subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and by general equitable principles.

              In rendering the foregoing opinion, we have assumed that each of the Company and the Subsidiary Guarantors has been duly incorporated or organized and is an existing corporation or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with corporate or partnership power and authority, as the case may be, to

                                                               November 22, 1996

execute, deliver and perform the Indenture, the Securities and the Guarantees, to which such entity may be a party, and that the Securities and Guarantees are valid and legally binding obligations of the Company and each Subsidiary Guarantor, respectively, under the applicable laws of each such entity's jurisdiction of incorporation or organization, as the case may be.

              Our opinion herein is expressly limited to the laws of the State of New York and we do not express any opinion herein concerning any other law.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Certain Legal Matters" in the Registration Statement.


                                        Very truly yours,




                                        CHADBOURNE & PARKE LLP